Exhibit 10(c)

AMENDMENT TO
RETENTION AGREEMENT

THIS INSTRUMENT, effective March 8, 2004, by and between Entergy Corporation, a Delaware corporation ("Company"), and J. Wayne Leonard ("Executive"), hereby constitutes an amendment to the Retention Agreement entered into by and between Company and Executive on November 21, 2000 ("Agreement"). Except as otherwise provided herein, the Agreement shall remain in full force and effect in accordance with its original terms and conditions.

WHEREAS, the Company adopted, effective March 8, 2004, a Severance Agreements Policy ("Severance Policy") designed to limit the amount of Benefits, as that term is defined in the Severance Policy, payable to an executive whose employment is terminated under certain circumstances in connection with a change in control; and

WHEREAS, Executive's Agreement is not subject to the Severance Policy because it was entered into prior to March 8, 2004; and

WHEREAS, Company and Executive desire to amend Executive's Agreement in order to be more closely aligned with the Company's Severance Policy; and

WHEREAS, Section 12 of the Agreement provides that it may not be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such officer as may be specifically designated by the Board; and

WHEREAS, the Board of Directors of Company has authorized the undersigned Company Officer to execute this Amendment to the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Company and Executive hereby agree to amend the Agreement as follows:

1. Section 3 of the Agreement is hereby amended by adding a new subsection 3.7 at the end of Section 3 to read as follows:
3.7    Notwithstanding any provision of Section 3 to the contrary, neither the value of the Three-Times Severance Payment that may become payable to Executive under the terms of subsection 3.4 nor the value of the Five-Times Severance Payment that may become payable to Executive under the terms of subsection 3.6 shall exceed 2.99 times the sum of: (a) Executive's annual base salary as in effect at any time within one year and ninety (90) days prior to Closing or, if higher, immediately prior to a circumstance constituting Good Reason plus (b) the higher of: (i) the Annual Incentive Award actually awarded to Executive under the EAIP for the fiscal year of Company immediately preceding the fiscal year in which Executive's termination of employment occurs; (ii) the Target Award for Executive for the fiscal year of the Company in which Executive's termination of employment occurs; or (iii) the Target Award for Executive for the fiscal year of the Company within which falls the 90th day preceding the Closing. For purposes of this subsection 3.7, the following definitions shall apply:
    "Annual Incentive Award" shall mean the total annual incentive awarded to Executive for a fiscal year of his System Company employer, determined without regard to whether such amount is currently payable or is deferred and without regard to the form of payment.

    "Target Award" shall mean the target percentage established by the Personnel Committee of the Board under the EAIP with respect to Participant.

2. The last sentence of Section 7 of the Agreement is hereby amended in its entirety to read as follows:

Notwithstanding any other provision to the contrary, Executive acknowledges that benefits provided under this Agreement are in lieu of participation in, and any payment that might otherwise have been payable under, the System Executive Continuity Plan of Entergy Corporation and Subsidiaries and any other System severance or retention plan, and Executive hereby waives any right to participate in such plans, to the extent he receives benefits under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of this 8th day of March, 2004, but effective as of the date first above written.

ENTERGY CORPORATION EXECUTIVE

By: /s/ William E. Madison                                                        By:/s/ J. Wayne Leonard
        William E. Madison                                                              J. Wayne Leonard
        Senior Vice-President, Human                                             Chief Executive Officer,
        Resources and Administration                                              Entergy Corporation